Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Hollinger International Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter K. Lane, Vice-President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 except that, as discussed in the introductory note to this Form 10-Q, (a) the Company’s independent public accountants have informed it that they are unable to complete a review of the Condensed Consolidated Financial Statements of the Company and its subsidiaries as required by Section 10-01(d) of Regulation S-X and, (b) because of the retirement of Lord Black as Chief Executive Officer of the Company as described in the introductory note to this Form 10-Q, the required certifications by the Chief Executive Officer of the Company are not included and the required certification of the Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 has not been included because of the absence of the required review, evaluation and certification by the Chief Executive Officer; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Peter Lane
Peter Lane
Vice President and Chief Financial Officer

November 20, 2003

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